UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported):

July 26, 2004

ESCHELON TELECOM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

41-1843131
(Commission File No.)	(IRS Employer Identification No.)

730 Second Avenue Minneapolis, MN 55402
(Address of principal executive offices and zip code)

(612) 376-4400
(Registrant’s telephone number, including area code)

Item 7.  Financial Statements and Exhibits

c)	Exhibits	99.1	Press Release, dated July 26, 2004.
		99.2	Management script for the investor conference call held on July 26, 2004.

Item 12.  Results of Operations and Financial Condition

On July 26, 2004, Eschelon Telecom, Inc. (the “Company”) issued a press release (the “Press Release”) announcing results for the quarter ended June 30, 2004.  A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On July 26, 2004, the Company management hosted an investor conference call discussing the results for the quarter ended June 30, 2004.  A copy of the management script used during the investor conference call is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Eschelon provides a non-GAAP measure of earnings before interest, income taxes, depreciation and amortization.

Management believes that this non-GAAP financial data supplements our GAAP financial statements by providing investors with additional information which allows them to have a clearer picture of the Company’s core recurring operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the Company’s operating results from period to period. The non-GAAP pro forma information included in our Press Release has been reconciled to the comparable GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures. We urge investors to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q, and our quarterly earnings releases.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 28, 2004	Eschelon Telecom, Inc.

/s/ Geoffrey M. Boyd
By: Geoffrey M. Boyd
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.

99.1	Press Release issued by the Company on July 26, 2004.
99.2	Management script for the Investor conference call held on July 26, 2004.